SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549


                          _________________


                              FORM 8-K


                           CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE

                   SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       May 3, 2000



                         Rollins Truck Leasing Corp.

       (Exact name of registrant as specified in its charter)



       Delaware                     1-5728                 51-0074022
(State or other jurisdiction     (Commission        (IRS Employer
     of incorporation)            File number)      Identification No.)



              One Rollins Plaza, Wilmington, Delaware      19803
             (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code     (302) 426-2700
















ITEM 5.   OTHER EVENTS.

     On Wednesday, May 3, 2000, Registrant sold $150,000,000 of its 8.250% Collateral Trust Debentures, Series X, due May 1, 2002, (the "Debentures") pursuant to the terms of an Underwriting Agreement dated April 26, 2000 and as set forth on Form S-3 with Registration Statement No. 333-95501. Registration Statement No. 333-95501 was filed on January 27, 2000 and became effective on January 31, 2000. A Prospectus Supplement was filed with the Commission on April 28, 2000. The terms and provisions of the Debentures as well as the rights of the Debentureholders, the obligations of the Registrant and the duties of the Trustee are set forth in the Registrant's Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, by the Eighth Supplemental Indenture dated as of May 15, 1990, by the Seventeenth Supplemental Indenture dated as of March 10, 1997 and as last supplemented by the Twenty-third Supplemental Indenture dated as of May 3, 2000, between the Registrant and First Union National Bank, as Trustee.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits.

        (i) Twenty-third Supplemental Indenture dated as of May 3, 2000 to the Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, the Eighth Supplemental Indenture dated as of May 15, 1990 and the Seventeenth Supplemental Indenture dated as of March 10, 1997, between the Registrant and First Union National Bank, as Trustee.

        (iii) Underwriting Agreement dated April 26, 2000 between the Registrant and Chase Securities Inc., covering the purchase by the Underwriters from the Registrant of $150,000,000 of its 8.250%
Collateral Trust Debentures, Series X, due May 1, 2002.



                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Rollins Truck Leasing Corp.



DATE:      May 3, 2000        BY: /s/ Patrick J. Bagley
                                  Patrick J. Bagley
                                  Vice President-Finance and Treasurer